Exhibit 99.2

STATEMENT ON USES AND USEFULNESS OF NON-GAAP FINANCIAL MEASURES

Exhibit 99.1 to this Report on Form 8-K (the "Pre-Release") contains the non-GAAP financial measure of operational earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy has provided quantitative reconciliations within the Pre-Release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Operational earnings per share is not calculated in accordance with GAAP because it excludes the impact of "special items". Special items reflect the impact on earnings of events that are less routine, are related to prior periods, or are related to discontinued businesses. Management believes the discussion of operational earnings provides useful information to investors in evaluating the ongoing results of Entergy's businesses and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. Entergy management frequently references operational earnings in its decision-making, using that measure to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

The non-GAAP information presented in the Pre-Release contains the material limitation of failing to consider significant non-operational items that impacted earnings as calculated in accordance with GAAP, and therefore does not give a complete picture of the results of operations as calculated in accordance with GAAP. Management compensates for this limitation by presenting its results of operation and financial condition using both the GAAP and non-GAAP measures provided in the Pre-Release. Investors and other readers should consider the use of operational earnings per share in addition to, and not as a substitute for, or superior to, as reported earnings per share, as prepared in accordance with GAAP.